REMINGTON PRODUCTS COMPANY, L.L.C.

                           CONSOLIDATED BALANCE SHEETS

                            (UNAUDITED $ IN MILLIONS)


                                          March 31,   December 31,    March 31,
                                            2003         2002           2002
                                          ---------   ------------    ---------
ASSETS

Cash and cash equivalents                     $30.0       $32.9          $7.7
Accounts receivable, net                       31.7        73.2          37.2
Inventories                                    53.3        49.1          71.0
Prepaid and other assets                        6.1         3.5           4.4
                                             -------     -------       -------
     Total current assets                     121.1       158.7         120.3

Property, plant and equipment, net             12.0        12.3          13.0
Goodwill, net                                  27.7        27.7          27.7
Intangibles, net                               24.3        24.4          24.8
Other assets                                   11.3        12.0          13.8
                                             -------     -------       -------

     Total assets                            $196.4      $235.1        $199.6
                                             =======     =======       =======

LIABILITIES AND MEMBERS' DEFICIT

Accounts payable                              $14.5       $24.2          $9.0
Short-term borrowings                             -         1.6           2.6
Current portion of long-term debt               0.3         0.3           0.3
Accrued liabilities                            29.8        50.0          29.3
                                              ------      ------       -------
     Total current liabilities                 44.6        76.1          41.2

Long-term debt                                180.2       185.2         203.7
Other liabilities                               0.8         0.8           0.9

Members' deficit                              (29.2)      (27.0)        (46.2)
                                             -------     -------       -------
     Total liabilities and members' deficit  $196.4      $235.1        $199.6
                                             =======     =======       =======